Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement (No. 811-23653) on Form N-2 of Thirdline Real Estate Income Fund of our report dated June 5, 2023, relating to our audit of the financial statements and financial highlights, which appear in the March 31, 2023 Annual Report to Shareholders, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights,” “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ RSM US LLP

Boston, Massachusetts

July 31, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated May 31, 2022, relating to the financial statements and financial highlights of Thirdline Real Estate Income Fund for the year ended March 31, 2023.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

July 27, 2023